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                                                                    EXHIBIT 99.1

                             CONSENT OF DIRECTOR NOMINEE

To:     Hanover Capital Mortgage Holdings, Inc.

        I hereby consent to being named as a director-elect of Hanover Capital Mortgage Holdings, Inc. in the Registration Statement on Form S-11 of Hanover Capital Mortgage Holdings, Inc. and I consent to the filing of this consent with such Registration Statement.



                                        ---------------------------------
                                        John Nicholas Rees